Exhibit 99.1

PRESS RELEASE

600 East Greenwich Avenue
West Warwick, Rhode Island 02893 USA

For Immediate Release                                                                             August 29, 2013

Contact:    Everett V. Pizzuti, CEO
    Joseph P. O’Connell, CFO
     Astro-Med, Inc.
     (401) 828-4000
    www.Astro-Medinc.com

Astro-Med, Inc. Reports Second Quarter Fiscal 2014 Financial Results;
Directors Declare Regular Cash Dividend

West Warwick, RI, August 29, 2013 -- Astro-Med, Inc. (NASDAQ:ALOT) reports Net Sales for the Second Quarter of $17,194,000, an increase of 17.3% over the Second Quarter of the prior fiscal year.  Second Quarter Bookings were $18,241,000, an increase of 20.5% over the Bookings in the Second Quarter of the prior fiscal year.

The Company reported Net Income of $696,000, equal to $0.09 per diluted share.  For the corresponding period of the prior year, the Company reported Net Income of $987,000 equal to $0.13 per diluted share.

For the six months ended August 3, 2013, Astro-Med reported Net Sales of $32,679,000, an increase of 12.7% over the prior year.  On a GAAP basis, the Company reported Net Income of $247,000, equal to $0.03 per diluted share.  The six month results include a reserve established to address a non-compliant component, previously reported in the first quarter of this year.   The after tax reserve was equal to $0.06 per diluted share.  Excluding the impact of the reserve, the Company reported, on a Non-GAAP basis, Net Income of $670,000 equal to $0.09 per diluted share.

During the Company’s six-month period of the prior year, Net Income was $1,824,000, equal to $0.24 per diluted share.  The prior year’s Net Income includes a tax benefit of $269,000 or $0.03 per diluted share due to a favorable resolution of a previously uncertain tax position.

CEO Commentary

Commenting on Second Quarter FY 2014 results, Everett V. Pizzuti, CEO, stated:  “We continue to be pleased with the Company’s progress in implementing its strategic plan for growth and profitability.  Customer demand rose 20.5% during the Quarter as both the Test & Measurement and QuickLabel Systems Product Groups reported double-digit increases in new orders.  We were especially pleased with the strong demand for Ruggedized ToughWriter printers and QuickLabel Systems’ new Kiaro! inkjet color printer.   Both domestic and international channels saw double digit growth at 23.3% and 13.5% respectively.

"We were equally pleased with the volume of shipments during the Second Quarter as Net Sales exceeded the prior year’s Net Sales by 17.3%.  Similar to orders received, we saw double-digit Net Sales growth across the board.  Net Sales for the Test & Measurement Product Group were up 29.6%, and QuickLabel System’s Net Sales were up 12.9%.  The sales growth was shared between domestic customers, up 11.7% from the prior year, and international shipments up 33.0%.

"Progress was also made in improving our profit margins, with the Gross Profit Margin at 40.3% as compared to 37.9% reported in the prior year. Our Operating Margin improved as well at 5.2% ahead of the prior year’s Operating Margin of 3.8%.

"We continued the Company’s expansion initiatives during the Quarter by adding sales personnel and manufacturer’s representatives in both our domestic and international markets.  We reaffirmed our commitment to organic growth with Research & Development funding at $1,274,000 in concert with the expectations of introducing multiple new products during the second half of FY 2014.

"We manage the Company’s Balance Sheet diligently with Cash and Marketable Securities at $32,583,000, Accounts Receivable with a turnover of 52 Days Sales Outstanding, and the inventory investment at 113 Days On Hand.

"We feel quite confident in Astro-Med’s prospects for the balance of FY 2014 and are very enthusiastic about the strategic processes put in place to ensure the Company achieves its growth and profitability objectives for the current fiscal year and beyond.”

Astro-Med, Inc. Directors Declare Regular Cash Dividend

On August 28, 2013, the Directors of Astro-Med, Inc. declared the regular quarterly cash dividend of $0.07 per share, payable on October 4, 2013 to shareholders of record as of September 13, 2013.

Second Quarter Conference Call on Friday, August 30 at 11:00 am EDT

This call can be accessed at Astro-Med, Inc.’s web site at www.Astro-MedInc.com and is being webcast by Thomson Financial. You can participate in the conference call by dialing 877-941-8609 with passcode 4631976.

Following the live broadcast, an audio webcast of the call will be available for ten days at www.Astro-MedInc.com. A telephone replay of the conference call will also be available for seven days by dialing 800-406-7325 with passcode 4631976.

The Astro-Med, Inc. webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

ASTRO-MED, INC.
 Consolidated Statements of Operations
In Thousands Except for Per Share Data
(Unaudited)

	Three-Months Ended		Six-Months Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012
Net Sales	$17,194	$14,663	$32,679	$29,000
Cost of Sales	10,271	9,106	19,980	17,944
Product Replacement Related Costs	-	-	672	-

Gross Profit	6,923	5,557	12,027	11,056
	40.3%	37.9%	36.8%	38.1%
Operating Expenses:
Selling	3,382	2,993	6,954	6,043
General & Administration	1,380	1,115	2,521	2,151
Research & Development	1,274	885	2,387	1,870
	6,036	4,993	11,862	10,064

Operating Income	887	564	165	992
	5.2%	3.8%	0.1%	3.4%

Other Expense, Net	(25)	(89)	(62)	(102)

Income from Continuing Operations Before Taxes	862	475	103	890

Income Tax Provision for Continuing Operations	331	187	11	43

Income from Continuing Operations	531	288	92	847

Income from Discontinued Operations, net of taxes	165	699	155	977

Net Income	$696	$987	$247	$1,824

Earnings Per Share – Basic:
Net Income per share from Continuing Operations	$0.07	$0.04	$0.01	$0.12
Net Income per share from Discontinued Operations	0.02	0.09	0.02	0.13
Net Income per share - Basic	$0.09	$0.13	$0.03	$0.25

Earnings Per Share – Diluted:
Net Income per share from Continuing Operations	$0.07	$0.04	$0.01	$0.11
Net Income from Discontinued Operations	0.02	0.09	0.02	0.13
Net Income per share - Diluted	$0.09	$0.13	$0.03	$0.24

Weighted Average Number of Common Shares - Basic	7,458	7,439	7,429	7,432
Weighted Average Number of Common Shares - Diluted	7,655	7,491	7,617	7,489

Dividends Declared Per Common Share	$0.07	$0.07	$0.14	$0.14

Selected Balance Sheet Data
In Thousands
(Unaudited)

	As of August 3, 2013	As of January 31, 2013
Cash & Marketable Securities	$32,583	$39,508
Current Assets	$66,474	$70,122
Total Assets	$75,782	$79,913
Current Liabilities	$9,543	$13,525
Shareholders’ Equity	$63,610	$63,837

Reconciliation of Non-GAAP Adjustments
In Thousands
(Unaudited)

	Three-Months Ended		Six-Months Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012
GAAP based results as reported:
Net Income	$696	$987	$247	$1,824
Non-GAAP adjustments:
Product Replacement Costs	-	-	423	-
Favorable resolution of a previously uncertain tax position	-	-	-	(269)
Non-GAAP Net Income	$696	$987	$670	$1,555

GAAP based results as reported:
EPS -diluted	$0.09	$0.13	$0.03	$0.24
Non-GAAP adjustments:
Product Replacement Costs	-	-	0.06	-
Favorable resolution of a previously uncertain tax position	-	-	-	(0.03)
Non-GAAP EPS - diluted	$0.09	$0.13	$0.09	$0.21

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About Astro-Med, Inc.

Astro-Med, Inc. is a leading manufacturer of specialty high tech printing systems and data acquisition products.  The products include color label printers and consumables sold under the QuickLabel Systems brand as well as rugged printers for avionics applications and data acquisition recorders sold under the Astro-Med brand. Astro-Med, Inc. is a member of the Russell Microcap® Index.  Additional information is available by visiting www.Astro-MedInc.com.

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Safe Harbor Statement

This news release contains forward-looking statements, and actual results may vary from those expressed or implied herein.  Factors that could affect these results include those mentioned in Astro-Med’s FY2013 annual report and its annual and quarterly filings with the Securities and Exchange Commission.